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[LOGO OF HOST MARRIOTT SERVICES APPEARS HERE]           HOST MARRIOTT SERVICES
                                                        CORPORATION
                                                        Law Department
                                                        72/928.83
                                                        6600 Rockledge Drive
                                                        Bethesda, MD 20817
                                                        301/380-3532
                                                        301/380-7626 Fax

                                                        JOE P. MARTIN
                                                        Senior Vice President
                                                        and
                                                        General Counsel and
                                                        Corporate Secretary


April 20, 1998

Dear Host Marriott Services Corporation Shareholder:

In the Company Proxy Statement dated April 6, 1998, which has previously been sent to you, there is an error on page 25 regarding the number of shares purchased by the Company's executive officers and the total purchases of all Company employees from the Employee Stock Purchase Plan (ESP) in the 1997 Plan Year. The number of shares reported in the Proxy Statement were for the 1996 Plan Year. The correct number of shares purchased from the Plan for each executive officer for the 1997 Plan Year is as follows:

  Mr. McCarten:      2738 shares
  Mr. McCarthy:      2738 shares
  Mr. O'Hare:        1258 shares
  Mr. Bethers:       2266 shares
  Mr. Martin:        1934 shares

The total number of shares purchased by all Company employees from the ESP for the 1997 Plan Year was 193,880.

On a separate matter, some of you received the Company Proxy Statement and Annual Report in an envelope from the Company's Transfer Agent, First Chicago Trust Company of New York, which had printed on the outside of the envelope the statement that the Company's 1997 Form 10-K filed with the Securities and Exchange Commission was enclosed. The 1997 Form 10-K was not enclosed and was not intended to be enclosed. A copy of the 1997 Form 10-K is available on request. If you would like a copy, please write to our Investor Relations Department, Host Marriott Services Corporation, 6600 Rockledge Drive, Dept. 72/928.93, Bethesda, Maryland 20817.

I am sorry for any inconvenience to you in this matter. I look forward to see-ing you at our annual shareholders meeting on May 5.

                                        Sincerely,

                                        /s/ Joe P. Martin

                                        Joe P. Martin